EXHIBIT 32.1
Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of First Equity Properties, Inc. (the "Company"), on Form 10-Q for the period ended September 30, 2016, as filed with Securities Exchange Commission on the date hereof (the "Report"), Daniel J. Moos, Director, President and Treasurer of the Company, and Steven Shelley, Vice President and Secretary of the Company, each hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 14, 2016	By:	/s/ Daniel J. Moos
Daniel J. Moos President and Treasurer

Date: November 14, 2016	By:	/s/ Steven Shelley
Steven Shelley Vice President and Secretary